EXHIBIT 10.4

THIS DOCUMENT IS DIRECTED ONLY AT RELEVANT PERSONS AND PERSONS WHO ARE NOT RELEVANT PERSONS SHOULD NOT TAKE ANY ACTION BASED UPON THIS DOCUMENT AND SHOULD NOT RELY ON IT. IT IS A CONDITION OF YOU RECEIVING AND RETAINING THIS DOCUMENT THAT YOU WARRANT TO THE COMPANY, ITS DIRECTORS, AND ITS OFFICERS THAT YOU ARE A RELEVANT PERSON.

BIQ, a product of

BURSTIQ ANALYTICS CORPORATION

SAFT

(Simple Agreement for Future Tokens)

THIS CERTIFIES THAT in exchange for consideration provided by the Millennium Blockchain Inc., a Nevada corporation (the “Purchaser”) equal to or in the amount of $2,500,000 USD (the “Purchase Amount”) on or about March 31, 2018 (the “Execution Date”), BurstIQ Analytics Corporation, a Colorado corporation (the “Company”), hereby issues to the Purchaser the right (the “Right”) to certain units of BIQ (the “Token” or “BIQ”), subject to the terms set forth below.

1. Events

(a) Network Launch. If there is a Network Launch before the expiration or termination of this instrument, the Company will automatically issue to the Purchaser a number of units of the Token equal to the Purchase Amount divided by the Discount Price.

In connection with and prior to the issuance of Tokens by the Company to the Purchaser pursuant to this Section 1(a):

(i) The Purchaser will execute and deliver to the Company any and all other transaction documents related to this SAFT, including verification of accredited investor status or non-U.S. person status under the applicable securities laws; and

(ii) The Purchaser will provide to the Company a network address for which to allocate Purchaser ‘s Tokens upon the Network Launch.

(b) Dissolution Event. If there is a Dissolution Event before this instrument expires or terminates, the Company will pay an amount equal to the Purchase Amount, due and payable to the Purchaser immediately prior to, or concurrent with, the consummation of the Dissolution Event, subject to the rights and preferences of the holders of the Company ‘s Preferred Stock, as set forth in the Company ‘s Certificate of Incorporation, as it may be amended from time to time. If immediately prior to the consummation of the Dissolution Event, the assets of the Company that remain legally available for distribution to the Purchaser and all holders of all other SAFTs (the “Dissolving Purchasers”), as determined in good faith by the Company ‘s board of directors, are insufficient to permit the payment to the Dissolving Purchasers of their respective Discounted Purchase Amounts, then the remaining assets of the Company legally available for distribution, following all distributions to the holders of the Company ‘s preferred stock, will be distributed with equal priority and pro rata among the Dissolving Purchasers in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(b). Any distributed amounts shall be in U.S. Dollars.

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(c) Termination. This instrument will expire and terminate upon the earlier of (i) the issuance of Tokens to the Purchaser pursuant to Section 1(a); (ii) the payment, or setting aside for payment, of amounts due the Purchaser pursuant to Section 1(b); and (iii) March 31, 2018 (the “Deadline Date”), if the Network Launch has not occurred as of such date; provided that, the Company shall have the right to extend the Deadline Date by sixty (60) days, in its sole discretion.

2. Definitions

“Base Price” means the maximum price per Token sold by the Company to the public during the Network Launch.

“Discount Price” means the Base Price minus an amount equal to the Base Price multiplied by the Discount Rate.

“Discount Rate” is 35%.

“Dissolution Event” means (i) a voluntary termination of operations of the Company, (ii) a general assignment for the benefit of the Company ‘s creditors or (iii) any other liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

“Network Launch” means a bona fide transaction or series of transactions, pursuant to which the Company will sell the Tokens to the general public in a publicized product launch.

“SAFT” means an agreement containing a future right to units of Tokens purchased by Purchasers, similar in form and content to this agreement, which a significant portion of the amount raised under the SAFTs will be used to fund the Company ‘s development of a decentralized blockchain-based computer network (the “Network”) that enables individuals to control their health data, data managers to obtain marketplace services and offset platform fees and solution providers to offer platform and marketplace services.

4. Company Representations

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when Tokens are to be issued to the Purchaser, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors ‘ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current articles of incorporation or bylaws, (ii) any material statute, rule or regulation applicable to the Company, or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

(c) To the knowledge of the Company, the performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

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(d) No consents or approvals are required in connection with the performance of this instrument, other than: (i) the Company ‘s corporate approvals; and (ii) any qualifications or filings under applicable securities laws.

(e) To its knowledge, the Company owns or possesses (or can obtain on commercially reasonable terms) sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, processes and other intellectual property rights necessary for its business as now conducted and as currently proposed to be conducted, without an infringement of the rights of others.

(f) Company Representations Regarding Purchase of Purchaser Securities

(1)	The Company understands that the Purchaser has a history of net losses and that there is a risk that it may not be able to continue as a going concern.

(2)	The Company understands that the Purchaser is currently focused on investing in blockchain technologies and crypto-assets focused on financial markets, healthcare, crypto-mining and high-technology, but that the Purchaser has historically been focused on developing a sanitizing herb dryer, and has only recently shifted its focus to blockchain technologies; and that even though the Purchaser is currently evaluating a number of potential blockchain technologies and potential crypto-assets, the Purchaser does not currently have any blockchain technologies, crypto-assets or other blockchain operations.

(3)	The Company has received and had the opportunity to review the Purchaser ‘s material information, including business plan information, risk factors associated with investment in the Purchaser ‘s securities, and financial statements and notes and other information; has been given full and complete access to information regarding the Purchaser and has utilized such access to the Company ‘s satisfaction for the purpose of obtaining such information regarding the Purchaser as the Company has reasonably requested; and the Company has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Purchaser concerning the Purchaser Securities and to obtain any additional information regarding Purchaser to the extent reasonably available;

(4)	The Company is acquiring the Purchaser Securities solely for investment for its own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities laws, state securities laws or any other applicable federal or state laws of the United States;

(5)	The Company recognizes that the Purchaser Securities as an investment involve a very high degree of risk, including, but not limited to, the risk of economic losses from operations of the Purchaser.

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(6)	The Company confirms that its purchase of the Purchaser Securities would be suitable and consistent with its investment program; that its financial position enables it to bear the risks of investment in the Purchaser Securities; and that there is no liquid public market for the Purchaser Securities.

(7)	The Company understands that the Purchaser Securities may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities laws; disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not.

(8)	The Company realizes that (i) the purchase of the Purchaser Securities is a long-term investment; (ii) the purchaser of the Purchaser Securities must bear the economic risk of investment for an indefinite period of time because the Purchaser Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state; and (iii) the transferability of the Purchaser Securities are restricted, and a restrictive legend will be placed on any instrument or certificate representing the Purchaser Securities, substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF A CURRENT AND EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH SECURITIES, OR AN OPINION SATISFACTORY TO THE ISSUER AND ITS COUNSEL TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

(9)	The Company represents and warrants that the Company comes within one of the categories of “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act or that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Purchaser Securities. The Company agrees to furnish any additional information that the Purchaser deems necessary in order to verify the Company ‘s representation hereunder.

5. Purchaser Representations

(a) The Purchaser has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors ‘ rights generally and general principles of equity.

(b) The Purchaser has been advised that this instrument is a security and that the offers and sales of this instrument have not been registered under any country ‘s securities laws and, therefore, cannot be resold except in compliance with the applicable country ‘s laws. The Purchaser is purchasing this instrument for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Purchaser ‘s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

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(c) The Purchaser enters into this SAFT with such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of such purchase, is able to incur a complete loss of such purchase without impairing the Purchaser ‘s financial condition and is able to bear the economic risk of such purchase for an indefinite period of time.

6. Procedures for Purchase of Rights and Payment of Purchase Amount.

(a) Within five (5) business days after the Execution Date, Purchaser shall pay the Purchase Amount to Company by issuing to Company 2,500,000 shares (“Purchaser Shares”) of Purchaser ‘s common stock at a price per share equal to $1.00 USD per Purchaser Share.

(b) Such Purchaser Shares will be conveyed, assigned, transferred, and delivered to Company free and clear of any mortgage, pledge, lien, encumbrance or other security interest.

(c) In the event of a payment by Company to Purchaser pursuant to Section 1(b), the parties agree that Purchaser Shares may serve as an instrument of payment (in whole or part) thereunder and that Company, in its sole discretion, shall determine whether any such payment shall comprise or include Purchaser Shares.

7. Miscellaneous

(a) This instrument sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior or contemporaneous disclosures, discussions, understandings and agreements, whether oral of written, between them. This instrument is one of a series of similar instruments entered into by the Company from time to time. Any provision of this instrument may be amended, waived or modified only upon the written consent of the Company and the holders of a majority, in the aggregate, of the Purchase Amounts paid to the Company with respect to all SAFTs outstanding at the time of such amendment, waiver or modification.

(b) Any notice required or permitted by this instrument will be deemed sufficient when sent by email to the relevant address listed on the signature page, as subsequently modified by written notice received by the appropriate party.

(c) The Purchaser is not entitled, as a holder of this instrument, to vote or receive dividends or be deemed the holder of capital stock of the Company for any purpose, nor will anything contained herein be construed to confer on the Purchaser, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise.

(d) Neither this instrument nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this instrument and/or the rights contained herein may be assigned without the Company ‘s consent by the Purchaser to any other entity who directly or indirectly, controls, is controlled by or is under common control with the Purchaser, including, without limitation, any general partner, managing member, officer or director of the Purchaser, or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, the Purchaser; and provided, further, that the Company may assign this instrument in whole, without the consent of the Purchaser, in connection with a reincorporation to change the Company ‘s domicile.

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(e) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of Colorado, without regard to the conflicts of law provisions of such jurisdiction.

(g) Each of the Company and the Purchaser agree to treat this instrument as a forward contract for U.S. federal, state and local income tax purposes, and will not take any position on any tax return, report, statement or other tax document that is inconsistent with such treatment, unless otherwise required by a change in law occurring after the date hereof, a closing agreement with an applicable tax authority or a final non-appealable judgment of a court of competent jurisdiction.

(h) The Purchaser shall, and shall cause its affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably requested by Company to carry out the provisions of this instrument and give effect to the transactions contemplated by this instrument, including, without limitation, to enable the Company or the transactions contemplated by this instrument to comply with applicable laws.

(i) The Company shall not be liable or responsible to the Purchaser, nor be deemed to have defaulted under or breached this instrument, for any failure or delay in fulfilling or performing any term of this instrument, including without limitation, launching the Network or consummating the Network Launch, when and to the extent such failure or delay is caused by or results from acts beyond the affected party ‘s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, or other civil unrest; (d) Law; or (e) action by any Governmental Authority.

(j) Each party to this SAFT acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Purchasers or their affiliates in matters unrelated to the transactions contemplated by this SAFT (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Cooley has represented solely the Company, and not any Purchaser or any stockholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Cooley ‘s representation of the Company in the Financing.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

BURSTIQ ANALYTICS CORPORATION		MILLENNIUM BLOCKCHAIN, INC.

By:		By:
	Frank J. Ricotta Jr.		Brandon Romanek
	Chief Executive Officer		Chief Executive Officer

Address:	5790 Regal View Road	Address:	11700 W. Charleston Blvd #73
	Colorado Springs, CO 80919		Las Vegas, NV 89135

Email: frank.ricotta@burstiq.com		Email: brandon@mblockchain.io

Date:	3/31/2018	Date:	3/31/2018

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